                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Purchase Pro.com, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             PurchasePro.com, Inc.
                           3291 North Buffalo Drive
                              Las Vegas, NV 89129
                                (702) 316-7000

                                 June 12, 2000

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of PurchasePro.com which will be held on Friday, July 21, 2000, at 10:00 a.m. (Pacific Time), at the MGM Grand Hotel, 3799 Las Vegas Boulevard South, Las Vegas, NV 89109.


  After reading the enclosed proxy statement, please mark, date, sign and return, at your earliest convenience, the enclosed form of proxy in the prepaid envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

  The Board of Directors and Management look forward to seeing you at the Meeting.

                                          Sincerely yours,

                                          /s/ Charles E. Johnson, Jr.

                                          Charles E. Johnson, Jr.
                                          Chief Executive Officer

                             PurchasePro.com, Inc.

                         [LOGO OF PURCHASEPRO.COM(SM)]

                        Annual Meeting of Stockholders
                           to be held July 21, 2000

To the Stockholders of PurchasePro.com, Inc.:

  The Annual Meeting of Stockholders of PurchasePro.com, Inc., a Nevada corporation (the "Company"), will be held at the MGM Grand Hotel, 3799 Las Vegas Boulevard South, Las Vegas, NV 89109, on Friday, July 21, 2000, at 10:00 a.m. (Pacific Time), for the following purposes:

  1. To elect two (2) Class I directors: Martha Layne Collins and David I.
     Fuente;

  2. To approve a proposal to authorize the Board of Directors to amend our Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance by 150,000,000 shares;

  3. To approve a proposal to amend our 1999 Stock Plan to increase the number of shares issuable under the Plan by 4,500,000 shares; and


  4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

  Stockholders of record as of the close of business on June 2, 2000, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the meeting. A complete list of record holders entitled to vote will be available at the Secretary's office, 3291 North Buffalo Drive, Las Vegas, NV 89129, for ten days before the meeting.

  It Is Important That Your Shares Are Represented At This Meeting. Even If You Plan To Attend The Meeting, We Hope That You Will Promptly Mark, Sign, Date And Return The Enclosed Proxy. This Will Not Limit Your Rights To Attend Or Vote At The Meeting.

                                          By Order of the Board of Directors.

                                          /s/ Christopher P. Carton

                                          Christopher P. Carton,
                                          Secretary

June 12, 2000

                             PurchasePro.com, Inc.

                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

  This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies to be used at an Annual Meeting of Stockholders to be held at the MGM Grand Hotel, 3799 Las Vegas Boulevard South, Las Vegas, NV 89109, on Friday, July 21, 2000, and any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy are being mailed to our stockholders on or about June 14, 2000.

  The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the approval of Proposals 1, 2 and 3 described in the notice of Annual Meeting and in this proxy statement.

  The proxy also confers discretionary authority to vote the shares represented by the proxy on any matter that was not known at the time this proxy statement was mailed which may properly be presented for action at the meeting and may include: action with respect to procedural matters pertaining to the conduct of the meeting and election of any person to any office for which a bona fide nominee is named herein if such nominee is unable to serve or for good cause will not serve. Management of PurchasePro.com is not aware of any other matters to come before the meeting. If, however, any other matters of which the Board is not now aware are properly presented for action, it is the intention of the proxy holders named in the enclosed proxy to vote such proxy on such matters in accordance with their best business judgment.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD AND FOR PROPOSAL 2 AND FOR PROPOSAL 3.

  Stockholders of record at the close of business on June 2, 2000, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, we had approximately 32,935,000 shares of common stock outstanding and entitled to vote. Such shares are held by approximately 71,000 stockholders. Each holder of common stock is entitled to one vote for each share held as of the record date.

  Any disabled stockholder or stockholder's representative may request reasonable assistance or accommodation from us in connection with the Annual Meeting by contacting us at PurchasePro.com, Inc., Investor Relations, 3291 North Buffalo Drive, Las Vegas, NV 89129 (702) 316-7000. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by July 7, 2000.

  A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the meeting. If, by the time scheduled for the meeting, a quorum of stockholders of PurchasePro.com is not present or if a quorum is present but sufficient votes in favor of any of the proposals have not been received, the meeting may be held for purposes of voting on those proposals for which sufficient votes have been received, and the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies with respect to any of the proposals for which sufficient votes have not been received.

  In the election of directors, the two (2) candidates receiving the highest number of votes will be elected. Proposal 2 requires the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of our outstanding shares. Proposal 3 requires the affirmative vote of a majority of our shares present or represented. Abstentions will be treated as shares present or represented and entitled to vote in determining if a quorum is present. If shares are not voted by the broker who is the record holder of such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will not be deemed to be present or represented for purposes of determining whether stockholder approval has been obtained and will have the same effect as negative votes in deciding whether Proposal 2 is approved and will be disregarded in deciding whether Proposal 3 is approved.

  The expense of printing and mailing proxy materials will be borne by us. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for such solicitation. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock. We have retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies at a cost of approximately $10,000.


                                   IMPORTANT

  Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth information as of June 2, 2000 as to shares of common stock beneficially owned by (i) each person known by PurchasePro.com to be the beneficial owner of more than 5% of the outstanding shares of the common stock of PurchasePro.com, (ii) each of PurchasePro.com's directors and nominees for director, (iii) the Chief Executive Officer and the four other most highly compensated executive officers, and (iv) our directors and executive officers as a group.

  In computing the number of shares owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the record date are deemed outstanding, including the following options held by the following individuals: Mr. Johnson--444,582 shares; Mr. Carton--257,082 shares; Mr. Layne--58,929 shares; Mr. Moskal--100,000 shares; Mr. Chiles-- 15,000 shares; Ms. Collins--15,000 shares; Mr. Fuente--165,000 shares; and Mr. O'Brien--30,000 shares. Options and warrants to purchase 2,597,691 shares are deemed held by all directors and officers as a group. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Therefore, careful attention should be given to the footnotes set forth below the table. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished, or filed with the Securities and Exchange Commission by the respective individuals or entities, as the case may be.

                                                         Beneficial Ownership
                                                         ---------------------
Name of Beneficial Owner                                   Number   Percentage
------------------------                                 ---------- ----------
Executive Officers and Directors
Charles E. Johnson, Jr. ................................  7,192,249    21.8%
Christopher P. Carton...................................  1,370,000     4.2%
Robert G. Layne.........................................    300,000       *
Scott H. Miller.........................................     37,500       *
Richard T. Moskal.......................................    112,500       *
John G. Chiles(1).......................................    235,236       *
Martha L. Collins.......................................     15,000       *
David I. Fuente(2)......................................  1,387,223     4.2%
Michael D. O'Brien(3)...................................     30,000       *
All directors and executive officers as a group (14)
 persons................................................ 11,003,869    33.4%

--------
*  Less than 1%.

(1) Includes 13,451 shares held by Jefferies & Company, Inc., 168,211 shares of common stock held by the John G. and Cynthia M. Chiles Revocable Trust, 38,574 shares held by Mr. Chiles' minor children, and options to purchase 15,000 shares of common stock. Does not include 310,150 shares of common stock and options to purchase 3,750 shares of common stock held by persons associated with Jefferies & Company, Inc. Mr. Chiles is a Managing Director of Jefferies & Company, Inc. Mr. Chiles disclaims beneficial ownership of the 13,451 shares held by Jefferies & Company, Inc. and the 313,900 shares and options held by persons associated with Jefferies & Company, Inc.

(2) Includes options to purchase 165,000 shares of common stock issued to Mr. Fuente, warrants to purchase 472,223 shares of common stock and 750,000 shares of common stock owned by Office Depot, Inc., of which Mr. Fuente is the Chairman and Chief Executive Officer. Office Depot, Inc. disclaims beneficial ownership of the options to purchase shares of common stock held by Mr. Fuente. Office Depot, Inc. has a strategic e-business relationship and marketing agreement with us. Mr. Fuente disclaims beneficial ownership of the shares of common stock and warrants to purchase shares of common stock held by Office Depot, Inc.

(3) Does not include 757,901 shares of common stock held by Cincinnati Bell, Inc., the parent of ZoomTown.com. Mr. O'Brien disclaims beneficial ownership of shares held by Cincinnati Bell, Inc.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

  The following table summarizes all compensation earned by or paid to PurchasePro.com's Chief Executive Officer and to each of PurchasePro.com's four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to PurchasePro.com during the fiscal year ended December 31, 1999.

            Summary Compensation Table for the 1999 Fiscal Year (1)

                                                        Long-Term
                              Annual Compensation      Compensation
                         ----------------------------- ------------
                                             Other      Securities
Name and Principal                           Annual     Underlying   All Other
Position                  Salary   Bonus  Compensation Options (#)  Compensation
------------------       -------- ------- ------------ ------------ ------------
Charles E. Johnson,
 Jr.(2)................. $240,000     --    $24,000      487,500          --
 Chairman and Chief
  Executive Officer
Christopher P.
 Carton(3).............. $179,000     --    $25,300      300,000          --
 President, Chief
  Operating Officer and
  Secretary
Robert G. Layne(4)...... $105,875     --        --       150,000      $ 9,000
 Executive Vice
  President
Scott H. Miller......... $118,125 $25,000       --        67,500          --
 Senior Vice President--
  Finance and
  Administration, Chief
  Accounting Officer and
  Treasurer
Richard T. Moskal(5).... $150,410 $25,000       --       112,500      $16,000
 Vice President--
  Hospitality Purchasing
  Systems

--------

(1) Other than the salary, bonus and other compensation described herein, PurchasePro.com did not pay any executive officer named in the Summary Compensation Table other than Messrs. Johnson and Carton any fringe benefits, perquisites or other compensation in excess of the lesser of $50,000 or 10% of such executive officer's salary and bonus during fiscal 1999.

(2) In July 1999, we entered into a new employment agreement with Mr. Johnson that provides for an annual salary of $240,000 as of May 1999. In May 1999, Mr. Johnson was granted options to acquire 487,500 shares of common stock at $2.33 per share. The Compensation Committee accelerated the vesting of these options to vest in full upon completion of the Company's initial public offering in September 1999. We paid $16,000 and $8,000 for Mr. Johnson's automobile and life insurance, respectively, in 1999.

(3) In July 1999, we entered into a new employment agreement with Mr. Carton that provides for an annual salary of $200,000 as of May 1999. In May 1999, Mr. Carton was granted options to acquire 300,000 shares of common stock at $2.33 per share. Our Compensation Committee accelerated the vesting of these options to vest in full upon completion of the Company's initial public offering in September 1999. We paid $17,300 and $8,000 for Mr. Carton's automobile and life insurance, respectively, in 1999.

(4) In July 1999, we entered into an employment agreement with Mr. Layne that provides for an annual salary of $120,000 and options to purchase 112,500 shares of common stock as of May 1999 at $2.33 per share. Mr. Layne's salary was increased to $175,000 per year in September 1999. In October 1999, Mr. Layne was granted options to purchase 75,000 shares of common stock at $21.48 per share. In January 1998, Mr. Johnson granted to Mr. Layne options to purchase 187,500 shares of Mr. Johnson's common stock at $0.33 per share. Mr. Layne exercised his option to acquire 187,500 shares from Mr. Johnson in June 1999. Mr. Layne received $9,000 in automobile allowance payments in 1999.

(5) Mr. Moskal joined PurchasePro.com's subsidiary, Hospitality Purchasing Systems, in January 1999, and entered into an employment agreement that provides for an annual salary of $160,000. In August 1999 Mr. Moskal was granted options to purchase 112,500 shares of common stock at $7.20 per share. During the 1999 fiscal year, Mr. Moskal received $10,000 in housing allowance payments and $6,000 in automobile allowance payments.

Director Compensation

  We reimburse each member of our Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. Each non-employee member of our Board currently receives $10,000 cash compensation per year for their service as a member of the Board of Directors. Under our 1999 Stock Plan, non-employee directors also receive options to purchase 15,000 shares of common stock annually.

                       Option Grants in Last Fiscal Year

  The following table sets forth information regarding options granted to our executive officers listed in the Summary Compensation Table during the fiscal year ended December 31, 1999.

                                                                       Potential Realizable Value at
                         Number of    Percent of                          Assumed Annual Rates of
                         Securities Total Options                        Stock Price Appreciation
                         Underlying   Granted to                             for Option Term(3)
                          Options    Employees in  Exercise Expiration ------------------------------
Name                      Granted   Fiscal Year(1) Price(2)    Date          5%            10%
----                     ---------- -------------- -------- ---------- -------------- ---------------
Charles E. Johnson,
 Jr.....................  487,500        11.3%      $ 2.33   May 2009  $    1,852,868 $    2,950,382
 Chairman and Chief
  Executive Officer
Christopher P. Carton...  300,000         7.0%        2.33   May 2009       1,140,226      1,815,620
 President, Chief
  Operating
 Officer and Secretary
Robert G. Layne.........  150,000         3.5%       11.91  Oct. 2009       2,910,000      4,633,721
 Executive Vice
  President
Scott H. Miller.........   67,500         1.6%        8.72  Oct. 2009         958,767      1,526,677
 Senior Vice President--
 Finance
 and Administration,
 Chief
 Accounting Officer and
 Treasurer
Richard T. Moskal.......  112,500         2.6%        7.20  Aug. 2009       1,466,005      2,334,368
 Vice President--
 Hospitality
 Purchasing Systems

--------

(1) Based on options to purchase an aggregate of 4,316,495 shares of common stock granted during fiscal 1999. Under the terms of PurchasePro.com's 1998 Stock Option and Incentive Plan and 1999 Stock Plan, the committee designated by the Board of Directors to administer each stock option plan retains the discretion, subject to certain limitations within each plan, to modify, extend or renew outstanding options and to reprice outstanding options. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such cancelled options.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant as determined by the Board of Directors.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent
     PurchasePro.com's estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                 Number of Securities
                                                Underlying Unexercised     Value of Unexercised
                            Shares     Value       Options at Fiscal       In-the-Money Options
                           Acquired   Realized         Year-End            at Fiscal Year-End(1)
Name                      on Exercise   ($)    Exercisable/Unexercisable Exercisable/Unexercisable
----                      ----------- -------- ------------------------- -------------------------
Charles E. Johnson, Jr..      --        --            487,500/--              $67,031,250/$0
 Chairman and Chief
 Executive Officer
Christopher P. Carton...
 .                            --        --            300,000/--              $41,250,000/$0
 President, Chief
 Operating Officer and
 Secretary
Robert G. Layne....... .      --        --            187,500/--              $25,781,250/$0
 Executive Vice
  President
Scott H. Miller....... .      --        --           15,000/82,500        $2,062,500/$11,343,750
 Senior Vice President--
 Finance and
 Administration, Chief
 Accounting Officer and
 Treasurer
Richard T. Moskal..... .      --        --            --/112,500              $0/$15,468,750
 Vice President--
  Hospitality
 Purchasing Systems

--------
(1) Assumes a per share fair market value equal to $137.50, the last reported sale price of our common stock in the Nasdaq National Market on December 31, 1999.

Employment Agreements and Change in Control Agreements

  We have entered into the following employment agreements with our executive officers listed in the Summary Compensation Table:

Officer                           Term            Salary                Position
-------                           ----           --------               --------
Charles E. Johnson,
 Jr. ................... May 1999-May 2001       $240,000 Chairman and Chief Executive Officer
Christopher P. Carton... May 1999-May 2001       $200,000 President, Chief Operating Officer
                                                           and Secretary
Robert G. Layne......... May 1999-May 2001       $175,000 Executive Vice President
Richard T. Moskal....... August 1999-August 2001 $160,000 Senior Vice President--
                                                           Purchasing Systems

  Mr. Johnson's and Mr. Carton's agreements provide that in addition to base salary, each is eligible for a discretionary bonus in an amount determined by the Board of Directors. The Company also agreed to pay the cost of whole life insurance coverage and provide other benefits available to the Company's executives or salaried employees generally. We may terminate either for cause at any time. If we terminate them without cause or because of their disability or death, or if they terminate their employment because we breach the agreements, change their title or duties or relocate their employment outside of Las Vegas, we must pay, in the case of Mr. Johnson, three times his annual base salary plus the greater of his last paid bonus or one half of his annual base salary, and; in the case of Mr. Carton, twice his annual base salary plus the greater of his last paid bonus or one half of his annual base salary. The agreements contain nonsolicitation and noncompetition provisions that are intended to survive the termination of their employment for one year.

  Under Mr. Layne's agreement, in addition to an initial base salary of $120,000, he is entitled to a discretionary bonus as determined by PurchasePro.com. He is entitled to participate in benefit programs available to executives and salaried employees generally. He also receives a monthly automobile allowance. Mr. Layne's employment can be terminated on the same basis described above for Mr. Carton. The agreement contains noncompetition and nonsolicitation provisions that are intended to survive the termination of Mr. Layne's employment for one year.

  Mr. Moskal's agreement provides that in addition to a base salary of $160,000, he would receive a signing bonuse of $25,000. Under the agreement, Mr. Moskal received stock options pursuant to our 1998 Stock Option and Incentive Plan to purchase in the aggregate 112,500 shares of common stock at an exercise price of $7.20 per share, of which 75,000 shares vested on February 29, 2000. Options to purchase 18,750 shares vest on August 31, 2000 and the remaining shares vest on August 31, 2001. The Company also agreed to pay him a monthly expense allowance of $450 and to cover up to $1,000 per month in living expenses until Mr. Moskal's family moves to Las Vegas. We may terminate him for cause at any time and if he is terminated other than for cause he will be paid unpaid salary plus an amount equal to one year base salary. The agreement contains noncompetition provisions that are intended to survive the termination of Mr. Moskal's employment for one year.

                         COMPENSATION COMMITTEE REPORT

Report Of The Compensation Committee On Executive Compensation

  In 1999, the Compensation Committee (the "Committee") of PurchasePro.com's Board of Directors consisted of Messrs. Chiles, Fuente and Mr. J. Terrance Lanni, a member of the Board of Directors who resigned effective May 31, 2000, none of whom was an employee or former employee of PurchasePro.com or its subsidiary during the year; however, Mr. Chiles is a Managing Director at Jefferies & Company, Inc., which acted as one of the Company's underwriters in its public offerings in February, 2000 and September, 1999. The Committee has overall responsibility for PurchasePro.com's executive compensation policies and practices. The Committee's functions include:

  .  evaluating management's performance,

  .  determining the compensation of the Chief Executive Officer,

  . reviewing and approving all executive officers' compensation, including salary and bonuses, and

  . establishing and administering compensation plans including granting awards under the Company's stock option plans to its employees.

  The Committee has provided the following report on the compensation policies of PurchasePro.com as they apply to the executive officers including the Chief Executive Officer and the relationship of PurchasePro.com performance to executive compensation.

Overview Of Compensation Policies

  The Company's compensation policies are designed to address a number of objectives, including rewarding performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the Committee implemented a compensation program that is comprised of the following principal elements:

  .  base salary;

  .  cash incentives (such as discretionary bonuses);

  .  equity incentives (such as stock awards); and

  .  benefits.

  When establishing salaries, bonus levels and stock-based awards for each of the executive officers, the Committee considers the recommendations of the Chief Executive Officer, the officer's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies. To assist in this process, the Committee reviews the compensation paid to officers at such comparable companies. The Committee generally sets the compensation of the officers at levels that are believed to be similar to amounts paid by the Company's competitors. When setting the compensation of each of the executive officers, the Committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors. The Committee does, however, give significant consideration to the recommendations of the Chief Executive Officer.

The Importance Of Ownership

  A fundamental tenet of PurchasePro.com's compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through its employee stock plans and agreements, the benefits of equity ownership are extended to executive officers and employees of PurchasePro.com and its subsidiary. As of June 2, 2000, the directors and executive officers of PurchasePro.com beneficially owned an aggregate of 11,003,869 shares and had the right to acquire an aggregate of 2,557,691 additional shares upon the exercise of employee stock options. Of the options exercised through June 2, 2000, approximately 0% of the shares are subject to repurchase by PurchasePro.com in the event of a termination.

Fiscal 1999 Executive Officer Compensation Program

  The components of the executive compensation program are described below:

  BASE SALARY--PurchasePro.com believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the Committee reviews base salaries of executive officers annually and generally sets the base salary of its executive officers at or near the average of the levels paid by companies engaged in the e-commerce industry. In addition, the Committee evaluates the specific job functions and past performance of individual officers.

  BONUS PROGRAM--PurchasePro.com does not maintain a formal cash incentive bonus program to reward executive officers for attaining defined performance goals. However, discretionary bonuses are based primarily on individual performance and are paid annually.

  STOCK OPTION GRANTS--In 1999, the Committee granted an aggregate of 1,135,468 stock options under the 1998 Incentive Stock Option and Incentive Plan and the 1999 Stock Plan to PurchasePro.com's executive officers. The Committee determined the number of options granted to executive officers primarily by evaluating each officer's:

  .  respective job responsibilities;

  .  past performance;

  .  expected future contributions;

  .  existing stock and unvested option holdings;

  . potential reward to the executive officer if the stock price appreciates in the public market; and

  .  management tier classification.

  Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The Committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

  BENEFITS--In 1999, the Company offered benefits to its executive officers that were substantially the same as those offered to all of PurchasePro.com's regular employees.

  In October 1999, PurchasePro.com established a tax-qualified deferred compensation plan, known as the PurchasePro.com, Inc. 401(k) Plan, covering all of PurchasePro.com's eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary contributions, up to 15% of their annual compensation, subject to a statutory maximum. PurchasePro.com does not currently provide additional matching contributions under the 401(k) Plan, but may do so in the future. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by PurchasePro.com to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, and so that contributions by PurchasePro.com, if any, will be deductible by PurchasePro.com when made.

  CHIEF EXECUTIVE OFFICER'S COMPENSATION--In 1999, Charles Johnson, Jr. served as the Company's Chief Executive Officer and Chairman of the Board of Directors.

  In 1999, Mr. Johnson's salary was $240,000 and he was granted options to purchase 487,500 shares of the Company's common stock. In determining Mr. Johnson's salary and stock grants, the Committee considered the same criteria it considered with respect to the other executive officers. The committee noted that in 1999, under Mr. Johnson's leadership, the Company:

  .  successfully completed the initial public offering of its common stock,

  . established strategic relationships with a number of key companies, including Office Depot, Inc. and Sprint Communications, LP, and

  .  increased revenues from $1.6 million in 1998 to $6.0 million in 1999.

Tax Law Limits On Executive Compensation And Policy On Deductibility Of Compensation

  Section 162(m) of the Internal Revenue Code of 1986, provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1 million, unless certain exemption requirements are met. The 1999 Stock Plan was designed to meet the exemption requirements of Section 162(m). The Committee has determined at this time not to seek to qualify PurchasePro.com's remaining executive officer compensation programs under Section 162(m). None of the compensation paid to the Company's executive officers in 1999 was subject to Section 162(m).

Conclusion

  All aspects of PurchasePro.com's executive compensation are subject to change at the discretion of the Committee. The Committee will monitor PurchasePro.com's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with PurchasePro.com's annual and long-term strategic objectives.

                           Current Members of the Compensation Committee
                                           John G. Chiles
                                          David I. Fuente

                                  PROPOSAL 1

                    PROPOSAL TO ELECT TWO CLASS I DIRECTORS

  We have three classes of directors serving staggered three-year terms. Class I and Class II each consist of two directors and Class III consists of three directors. Two Class I directors are to be elected at the Annual Meeting for a term of three years expiring at the Annual Meeting in 2003 or until each such director's successor shall have been elected and qualified. Under PurchasePro.com's Articles of Incorporation, holders of Common Stock are entitled to as many votes as equal the number of their shares of Common Stock multiplied by the number of directors to be elected, and they may cast all of their votes for a single nominee or may distribute the votes among the nominees to be voted for, any two or more of them, as they see fit. However, because the Class I directors are the only nominees before the stockholders, at the Annual Meeting, holders of Common Stock will vote for the nominees based on one vote per share per nominee. The other directors of the Company will continue in office for their existing terms, which expire in 2001 and 2002 for Class II and Class III directors, respectively. Shares represented by the enclosed proxy cannot be voted for a greater number of persons than the number of nominees named.

  As of May 31, 2000 one of PurchasePro.com's Class I directors resigned and one of its Class III directors resigned. At a Board of Directors meeting held on May 31, 2000 the Board appointed Martha Layne Collins to fill one (1) vacancy on the Board and designated her as a Class I director. The Board also nominated Mr. Fuente and Ms. Collins as its nominees to stand for election as Class I directors at this year's Annual Meeting. Currently one Class III director's seat remains vacant.

  UNLESS AUTHORITY TO VOTE FOR DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION OF MS. COLLINS AND MR. FUENTE AS CLASS I DIRECTORS.

  Set forth below is information regarding the nominees for Class I director and the continuing directors of Class II and Class III, including information furnished by them as to their age, principal occupations at present and for the past five years, certain directorships held by each and the year in which each became a director of the Company.

Class I--Nominees for Terms Expiring in 2003

  Martha Layne Collins has been a member of the Board of Directors of PurchasePro.com since her appointment on May 31, 2000. She is Executive Scholar in Residence at Georgetown College, a position she assumed in August 1998, after having been Director, International Business and Management Center, at the University of Kentucky since July 1996. From 1988 to 1997, she was President of Martha Layne Collins and Associates, a consulting firm, and from July 1990 to July 1996, she was President of St. Catharine College in Springfield, Kentucky. She was elected to a four-year term as Governor of the Commonwealth of Kentucky in 1983 after having served as Lieutenant Governor from 1979 to 1983. Governor Collins, who has served as a Fellow at the Institute of Politics, Harvard University, is a director of R.R. Donnelley & Sons Company, Bank of Louisville, Eastman Kodak and Mid-America Bancorp. Governor Collins received a B.S. degree from the University of Kentucky and is 63 years old.

  David I. Fuente has served as a member of the Board of Directors of PurchasePro.com since June 1999. Mr. Fuente has been the Chairman of the Board and Chief Executive Officer of Office Depot, Inc. since December 1987. Mr. Fuente is also a director of Vista Eye Care, Inc. and Ryder System, Inc. Mr. Fuente is 54 years old.

Class II--Directors Whose Terms Expire in 2001

  John G. Chiles has served as a member of the Board of Directors of PurchasePro.com since June 1998. Mr. Chiles has served as a Managing Director in the Corporate Finance Department at Jefferies & Company, Inc. since 1993. For the fifteen years prior to joining Jefferies & Company, Mr. Chiles held various positions at Dean Witter Reynolds, including Managing Director and Co-Manager of its Consumer Businesses Group. Mr. Chiles is 48 years old.

  Michael D. O'Brien has served as a member of the Board of Directors of PurchasePro.com since June 1999. Mr. O'Brien has served as the President of ZoomTown.com, a subsidiary of Cincinnati Bell, Inc. since January 1998. From January 1992 through December 1997, Mr. O'Brien served as President of Europe Chiquita Brands, Inc. Mr. O'Brien is 43 years old.

Class III--Directors Whose Terms Expire in 2002

  Christopher P. Carton joined PurchasePro.com as President, Chief Operating Officer and Secretary in November 1996 and was elected to the Board of Directors of PurchasePro.com in April 1999. Prior to joining PurchasePro.com, Mr. Carton was Chief Operating Officer of Wilmington County Country Club in Wilmington, Delaware, from August 1995 to January 1996. From 1987 to August 1995, Mr. Carton was Chief Operating Officer of the Idle Hour Country Club in Lexington, Kentucky. In addition, Mr. Carton has held the position of Chief Operating Officer at both West Lake Country Club and Augusta Country Club in Augusta, Georgia. Mr. Carton is 41 years old.

  Charles E. Johnson, Jr. has served as Chairman and Chief Executive Officer of PurchasePro.com since its inception in 1996. In 1996, Mr. Johnson founded and was the chief executive officer of Cart-it & Cabinetry LLC, a company that manufactured casino carts and cabinetry. From 1984 to August 1996, Mr. Johnson was the owner and President of Johnson Safety and Security, a family owned security business located in Lexington, Kentucky. Mr. Johnson is 39 years old.

  The Board of Directors held 9 meetings during 1999. All directors then in office attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which such directors serve during the periods of their respective Board and Committee memberships.

  The Board of Directors has appointed a Compensation Committee and an Audit Committee. The current members of the Compensation Committee are John G. Chiles and David I. Fuente. The Compensation Committee held one meeting during 1999. The Compensation Committee's functions are to determine and supervise compensation to be paid to officers and directors of PurchasePro.com, and reviewing and approving employee benefit plans, including stock option and insurance plans. See "Compensation Committee Report".

  The current members of the Audit Committee are John G. Chiles and Michael D. O'Brien. The Audit Committee held one meeting during 1999. The Audit Committee's functions are to monitor the effectiveness of the audit effort, to supervise our financial and accounting organization and financial reporting and to select a firm of certified public accountants whose duty it is to audit the books and accounts of PurchasePro.com for the fiscal year for which they are appointed.

  PurchasePro.com does not have a standing nominating committee. The Board of Directors of PurchasePro.com performs the functions of such committee. Nominations by stockholders can be made only by complying with the Company's Bylaws and the notice provisions discussed below.

  The Company's Bylaws provide that nominations for a director may be made by stockholders provided that certain informational requirements concerning the identities of the nominating stockholder and the nominee are complied with in advance of the meeting. Specifically, the Bylaws provide that nominations for directors, other than those made by or on behalf of existing management, must be made in writing and mailed or delivered to the Secretary of the Company no less than one hundred twenty (120) calendar days before the date of the Company's proxy statement released to stockholders in connection with the year's Annual Meeting. Such stockholder's notice to the Secretary of the Company must include the following information: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (iv) a statement as to the person's citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to section 14 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Bylaws provide that no person nominated by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the foregoing procedure.

                                  PROPOSAL 2

PROPOSAL TO AMEND OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BY 150,000,000 SHARES

  Our Board of Directors has approved the amendment of our Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to increase the number of authorized shares of common stock from 40,000,000 to 190,000,000. Our Board of Directors recommends that our stockholders approve this amendment.

  As of June 2, 2000, we had 32,935,226 shares of common stock outstanding. We originally reserved an additional 6,750,000 shares for future issuance under our stock plans.

  As of June 2, 2000, warrants to purchase a total of 5,555,781 shares of common stock were outstanding, of which Office Depot holds a warrant to purchase 472,223 shares of common stock, Advanstar holds a warrant to purchase 383,558 shares of common stock, Sprint holds a warrant to purchase 2,700,000 shares of common stock and America Online, Inc. holds a warrant to purchase 2,000,000 shares of common stock. Additionally, there were outstanding an aggregate of 5,636,726 stock options as of the same date.

  The number of authorized shares available is not sufficient for the future issuance of the aggregate common stock issuable under the outstanding warrants and stock options issued to date. We intend to reserve the shares of common stock required for future issuance under such warrants and stock options as soon as this proposal has been approved by the stockholders and the amendment of the Restated Articles of Incorporation to increase the number of shares of authorized common stock has been filed with the Secretary of State of Nevada.

  In addition to the reasons discussed above, our Board of Directors believes that the authorized common stock remaining available is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, our Board of Directors believes that it is in our best interests to increase the number of authorized shares of common stock by 150,000,000 shares. Our Board of Directors also believes that the availability of additional shares will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as financings, acquisitions, strategic business relationships or stock dividends, including stock splits in the form of stock dividends. Further, our Board of Directors believes the availability of additional shares of common stock will enable us to attract and retain talented employees through the grant of stock options and other stock-based incentives. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power.

  The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as our Board of Directors may deem advisable without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of common stock. Holders of common stock do not have preemptive rights. Our Board of Directors does not intend to issue any common stock except on terms which the Board deems to be in our best interests and the best interests of our then-existing stockholders.

  Our Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional common stock to discourage tender offers or takeover attempts. However, the availability of authorized common stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of us. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of common stock or to acquire control of us by means of merger, tender offer, proxy contest or otherwise, or to change our management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to our Board of Directors and our stockholders.

  The text of Article Second of the Amended and Restated Articles of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

                                    SECOND

  The authorized capital stock of the Corporation shall consist of a total of one hundred ninety-five million (195,000,000) shares of stock which are divided into classes and which have such designations, preferences, limitations and relative rights as follows:

  A. One hundred ninety million (190,000,000) shares of common stock with a par value of $.01 per share, designated as "Common Stock."

  B. Five million (5,000,000) shares of preferred stock of $.001 par value, designated as "Preferred Stock." The Board of Directors is vested with the authority to authorize by resolution from time to time the issuance of the Preferred Shares in one or more series, and to prescribe the number of Preferred Shares within each such series and the voting powers, designations, preferences, limitations, restrictions and relative rights of each such series, including preferences and relative rights that may be superior to the Common Shares.

  The affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of our outstanding common stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to our Amended and Restated Articles of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Nevada, which will occur as soon as reasonably practicable.

           The Board of Directors recommends a vote FOR Proposal 2.

                                  PROPOSAL 3

                       APPROVAL OF THE AMENDMENT OF THE
                     PURCHASEPRO.COM, INC. 1999 STOCK PLAN

                            1999 STOCK OPTION PLAN

  Our 1999 Stock Plan was adopted by our Board of Directors on June 2, 1999.

  The 1999 Stock Plan provides selected employees, directors, independent contractors and advisers an opportunity to acquire a proprietary interest in the success of PurchasePro.com or to increase their interest. The 1999 Stock Plan is administered by the Compensation Committee of the Board of Directors. However, the Chief Executive Officer may grant options up to 37,500 shares in each instance under the 1999 Stock Plan to employees. Under the terms of the original 1999 Stock Plan, 2,250,000 shares had been authorized for issuance. On February 15, 2000, our Board of Directors amended the plan (as amended the "1999 Stock Plan") to reserve an additional 1,500,000 shares for issuance, subject to the approval of our stockholders. Subsequently, on May 31, 1999, our Compensation Committee augmented this amount to reserve an additional 3,000,000 shares for issuance under the 1999 Stock Plan (for a total of 4,500,000), subject to the approval of our stockholders at the Annual Meeting.


  The 1999 Stock Plan provides for the grant of incentive stock options and nonqualified stock options. However, eligibility for the grant of incentive stock options is limited to common law employees. Options need not have identical terms with respect to each optionee. Options shall have such terms and be exercisable in such manner and at such times as the Compensation Committee may determine. Each option must expire within 10 years from the grant date. In no event will the exercise price for incentive stock options be less than 100% of the fair market value of the stock on the date of grant. The exercise price of incentive stock options granted an employee who owns 10% or more of the total combined voting power of all classes of outstanding stock of PurchasePro.com or any subsidiary of PurchasePro.com must equal at least 110% of the fair market value of the common stock on the date of grant and the term of such an incentive stock option may not be greater than five years.

  The 1999 Stock Plan defines "fair market value" as:

  . the closing price of a share on the principal exchange on which the shares are trading,

  . if the shares are not traded on an exchange but are traded on the Nasdaq National Market or a successor quotation system, the closing price, or

  . if the shares are not traded on an exchange or the Nasdaq National Market or a successor quotation system, the fair market value of a share, as determined by the Compensation Committee in good faith.

  Upon exercise of an option, payment of the exercise price shall be made in lawful money of the United States. If an option agreement so provides, payment may be made by delivery of shares owned by the optionee or his representative for at least 12 months or via an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to PurchasePro.com. Each option shall be transferable only by will or the law of descent and distribution and shall only be exercisable by the optionee during his or her lifetime.

  No person shall be granted options to purchase more than 750,000 shares of common stock in any calendar year.

  The terms of each award or sale of shares are determined by the Compensation Committee. Such awards or sales may be subject to forfeiture, rights of repurchase, rights of first refusal or other transfer restrictions, and may not be transferred. The purchase price of any share may be paid in lawful money of the United States or services previously rendered.

  The 1999 Stock Plan shall remain in effect until June 1, 2009 or, if earlier, until terminated by the Board of Directors. Any amendment of the 1999 Stock Plan shall be subject to the approval of the stockholders of PurchasePro.com only to the extent required by applicable laws, regulations or rules. Rights and obligations under any option may not be materially altered or impaired without the optionee's consent.

 Purpose

  The purpose of our 1999 Stock Plan is to promote our interests and the interests of our stockholders by encouraging key individuals to acquire stock or to increase their proprietary interest in the Company. By providing the opportunity to acquire stock or receive other incentives, the Company seeks to attract and retain those key employees upon whose judgment, initiative and leadership the success of the Company largely depends. Our Board of Directors believes that the 1999 Stock Plan constitutes an important means of compensating key employees.

 Outstanding Grants

  As of June 2, 2000, options to purchase an aggregate of 3,129,925 shares of PurchasePro.com stock had been issued under the 1999 Stock Plan. Of all options granted, 131,250 had been exercised, and 50,000 shares of PurchasePro.com common stock had been issued for direct sale under the 1999 Stock Plan. Options to purchase an aggregate of 2,652,525 shares of PurchasePro.com common stock at a weighted average exercise price of $65.935 per share remained outstanding as of June 2, 2000. The closing price of our Common Stock on the Nasdaq National Market was $25.6875 per share on that date.

  As of June 2, 2000, there were no shares of PurchasePro.com common stock available for future awards under the 1999 Stock Plan. Total awards under the plan as of that date exceeded the amount reserved under the terms of the original plan by 546,950. Of this amount, 396,950 shares have been allocated to non-executive officers and 150,000 to executive officers of PurchasePro.com. Absent our stockholder's approval of an increase to the number of shares reserved for issuance under the 1999 Stock Plan, the grants in excess of the number of shares originally reserved under the plan will be nullified. If this proposal is adopted, the number of additional shares available for future grants will be 3,953,050 of the 4,500,000 share increase we are asking you to approve.

  As of June 2, 2000, approximately 440 employees and 6 directors were eligible to participate in the 1999 Stock Plan. No consultants or advisors were eligible to participate as of that date.

 Administration

  The 1999 Stock Plan is administered by the Compensation Committee (the "Compensation Committee"), composed of directors who are non-employee directors under Rule 16b-3 of the Exchange Act ("Rule 16b-3"). In the case of grants to persons who are not also insiders for purposes of Section 16 of the Exchange Act, the 1999 Stock Plan may be administered by officers who are not directors. Our Board may fill vacancies from time to time to remove or add members.

  The Compensation Committee selects those employees of PurchasePro.com or its subsidiaries who will be eligible to receive awards under the 1999 Stock Plan. The 1999 Stock Plan provides that the Compensation Committee may grant to eligible individuals nonqualified stock options or incentive stock options. Each grant will be memorialized in a separate agreement with the person receiving the grant. This agreement will indicate the type and terms of the award.

  The affirmative vote of a majority of the shares present or represented at the Annual Meeting will be required to approve the proposal.

           The Board of Directors recommends a vote FOR Proposal 3.

                         STOCK PRICE PERFORMANCE GRAPH

  The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of PurchasePro.com's common stock with the Nasdaq Composite Index (U.S. and Foreign), and the Dow Jones Internet Index. The graph assumes that $100 was invested in PurchasePro.com's common stock (at a split-adjusted initial public offering price of $18.00 per share), securities comprising the Nasdaq Composite Index and the securities comprising the Dow Jones Internet Index. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

                         9/14/99 9/30/99 10/29/99 11/30/99 12/31/99 1/31/00 2/29/00 3/31/00 4/30/00 5/31/00
                         ------- ------- -------- -------- -------- ------- ------- ------- ------- -------
PurchasePro.com, Inc.... 100.00  128.70   151.39   537.04   763.89  460.42  677.43  402.78  172.24  122.06
Nasdaq Composite........ 100.00   95.67   103.57   116.94   143.15  138.58  165.36  160.53  134.59  118.56
Dow Jones Internet
 Index.................. 100.00  104.95   111.11   136.62   179.46  168.79  199.47  171.76  171.70  138.77


               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

  Under certain circumstances, if a stockholder wishes to have a stockholder proposal included in our 2001 proxy statement for our Annual Meeting, the stockholder must have given timely notice of the proposal in writing to the Secretary of PurchasePro.com, Inc. To be timely, a stockholder's notice of the proposal must be delivered to or mailed and received at the executive offices of PurchasePro.com, Inc., 3291 North Buffalo Drive, Las Vegas, NV 89129, prior to December 15, 2000. Any proposal received by the Company's executive office after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to identify in this proxy statement those persons who failed to file timely these reports. Based solely upon copies of reports filed with the Securities and Exchange Commission, PurchasePro.com believes that all such filing requirements were timely satisfied for the year ended December 31, 1999.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP, to serve as independent public accountants for PurchasePro.com for the year ending December 31, 2000. Arthur Andersen LLP, examined the financial statements of the Company for the year ended December 31, 1999. It is anticipated that representatives of Arthur Andersen LLP, will be present at the Meeting and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                          ANNUAL REPORT ON FORM 10-K

  A copy of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 will be provided without charge to any stockholder upon request. Requests should be directed to Scott H. Miller, Treasurer, PurchasePro.com, Inc., 3291 North Buffalo Drive, Las Vegas, NV 89129.

                                 OTHER MATTERS

  We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

  Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

                                           By order of the Board of Directors.

                                           /s/ Christopher P. Carton

                                           Christopher P. Carton
                                           President, Chief Operating Officer
                                           and Secretary

June 12, 2000

                            PURCHASEPRO.COM, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JULY 21, 2000

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             PURCHASEPRO.COM, INC.


     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement of PurchasePro.com, Inc., a Nevada corporation, each dated June 12, 2000, and hereby authorizes Christopher P. Carton and Michael D. O'Brien, each with full power of substitution, as attorney and proxy of the undersigned to attend the Annual Meeting of Stockholders of PURCHASEPRO.COM, INC. on July 21, 2000, at 10:00 a.m., or at any adjournments or postponements and to vote the number of shares the undersigned would be entitled to vote if personally present on the following items:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.


               (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)


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                                                              Please mark
                                                               your votes
                                                            as indicated in  [X]
                                                              this example


                FOR all nominees listed below to            WITHHOLD AUTHORITY
                serve as Class 1 directors for a        to vote for all nominees
                term of three years (except as marked          listed below.
                to the contrary below)

                               [ ]                                 [ ]


Proposal 1:   ELECTION OF DIRECTORS

              Nominees:  Martha Layne Collins and
                         David I. Fuente

              INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

                             ________________________________________________

Proposal 2:   APPROVAL OF AMENDMENT to Amended and Restated Articles of
Incorporation to increase the number of authorized shares of Common Stock by 150,000,000 shares.


                FOR             AGAINST             ABSTAIN

                [ ]               [ ]                 [ ]


Proposal 3:   APPROVAL OF AMENDMENT to the PurchasePro.Com, Inc. 1999 Stock Plan
to reserve an additional 4,500,000 shares for issuance under the Plan.


                FOR             AGAINST             ABSTAIN

                [ ]               [ ]                 [ ]


OTHER MATTERS. The proxies are authorized to vote in their discretion upon all such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.






Signature(s) _________________________________________Dated: _____________, 2000
Please sign exactly as your name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.
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